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                                                                    EXHIBIT 10.6
                                                                    ------------




                                                     October 11, 1999


PERSONAL & CONFIDENTIAL
-----------------------

Mr. Mark Skapinker
407 Glencairn Avenue
Toronto, Ontario
M5N 1V4


Dear Mark:

         This letter agreement (the "Agreement") confirms the understanding that we have reached regarding transition arrangements in connection with your resignation as a Chief Executive Officer of Servicesoft Technologies Inc. (the "Company"). The purpose of this Agreement is to establish an amicable arrangement pursuant to which you would remain available to serve the Company as a Director and consultant. With that understanding and in exchange for the promises of you and the Company set forth below, you and the Company agree as follows:

         1.       EMPLOYMENT ARRANGEMENTS

         Reference is hereby made to the Employment Agreement dated as of February 12, 1999 by and between you and the Company (the "Employment Agreement"). The Employment Agreement shall be amended and superseded as and to the extent expressly provided by this Agreement. The Company and you acknowledge that you resigned as CEO of the Company effective as of the date on which Mr. Chris Butler was first employed by the Company. From that date through October 12, 1999, you have and will continue to serve as an officer and employee of the Company. Thereafter, you shall serve as a consultant to the Company and Chairman of its Board of Directors as provided in Paragraph 4 below.

         2.       COMPENSATION AND BENEFITS

         The Company shall pay your current salary through October 12, 1999 (the "Transition Date"). The Company shall also pay you: (a) for any accrued but unused vacation days as of the Transition Date; and (b) an annual performance bonus for calendar year 1999 as provided in the current senior management bonus plan approved by the Company's Board of Directors in April 1999, which such bonus shall be paid after the end

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Mr. Mark Skapinker
October 11, 1999
Page 2


of the calendar year and prorated through the Transition Date. In addition, the Company shall pay you $15,000 for each of October and November 1999, which shall be payable consistent with the Company's regular payroll practices.

         Finally, the Company will continue to pay on your behalf all medical and dental insurance premiums and continue your other employee benefits through January 31, 2000. You shall also be entitled to receive $750 per day for each day or portion thereof that you consult with the Company pursuant to Section 5 hereof. In addition, you shall be entitled to reimbursement for all reasonable business expenses incurred by you in connection with such services.

         3.       STOCK AND STOCK OPTIONS

         All of your currently unvested stock options will continue to vest for so long as you serve as a Director of the Company. In addition, all of the common shares in the Company that are beneficially owned by you and held in escrow pursuant to Section 4.9 of the Employment Agreement are hereby released to you or your assignees. The Company agrees to notify the escrow agent of such release and otherwise to take such actions as you may reasonably request so as to effect that release.

         4.       BOARD OF DIRECTORS; CONSULTANTCY

         You hereby agree to continue to serve as Chairman of the Company's Board of Directors through the date of any sale of the Company or such earlier date as may be reasonably requested in writing by the Board of Directors in connection with any other major corporate development, subject to re-election by the Company's shareholders. Commencing on the Transition Date, you also agree to be available for consultation with the senior management of the Company on strategic matters for up to 3 days per week through December 31, 1999. Any consulting services required hereunder may be provided by you from Toronto, Canada.


         5.       GENERAL RELEASES OF CLAIMS

         For good and valuable consideration, the sufficiency of which is hereby acknowledged, you hereby irrevocably and unconditionally release, acquit and forever discharge the Company, its predecessors, subsidiaries, successors, affiliates, and assigns, and the directors, officers, employees, shareholders, members and representatives of any of the foregoing, and all persons acting on behalf or through any of the foregoing (any and all of whom or which are hereinafter referred to as "Servicesoft"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown (collectively, "Claims"), that you now have, own, or hold, or claim to have, own, or hold, or that you at any time had, owned, or held, or claimed to have had, owned, or held against Servicesoft, other than:
(a) claims arising under this Agreement (or the




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Mr. Mark Skapinker
October 11, 1999
Page 3


Employment Agreement as amended hereby); or (b) claims relating to rights of indemnification to which you may be entitled under the Company's Certificate of Incorporation or By-laws or otherwise.

         For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges you from any and all Claims that the Company now has, owns, or holds or claims to have, own, or hold or that the Company at any time had, owned, or held, or claimed to have had, owned, or held against you as a result of good faith acts or omissions undertaken in the best interests of the Company. This general release of Claims includes, without implication of limitation, a release of all Claims related to your performance of your responsibilities as an employee of the Company.

         6.       NONCOMPETE AGREEMENT

         Notwithstanding anything in the Employment Agreement to the contrary, the non-competition provisions of Section 4.4 in the Employment Agreement shall remain in effect only through October 12, 2000 and such provisions shall not preclude you from being a principal, shareholder and full-time employee of a technology company incubator and venture capital fund, or serving as a director of, or consulting with, any of their portfolio companies, so long as you are not in breach of your other obligations under the Employment Agreement. In furtherance of the foregoing, you acknowledge and agree that your obligations under Sections 4.2 (non-disclosure), 4.5 (non-solicitation), 4.6 (employees), and 4.7 (assignment of rights), remain in full force and effect without modification or amendment, it being understood that the provisions of Sections
4.5 and 4.6 shall remain in effect only through October 12, 2000 and the provisions of Section 4.7 relate only to the Company's property and business.

         7.       NONDISPARAGEMENT

         The Company agrees not to make any statements that disparage you and you agree not to make any statements that disparage the Company or any of its products, services, employees, officers or directors. Notwithstanding the foregoing, statements made in the course of sworn testimony in legal proceedings or other statements required by law shall not be subject to this Section 7.

         8.       TAX DEDUCTIONS AND REPORTING

         The Company shall reduce payments made to you pursuant to this Agreement by deductions and withholdings that it reasonably determines to be required for tax purposes and the Company shall make such tax-related reporting that it reasonably determines to be required with respect to consideration provided pursuant to this Agreement. All payments hereunder shall be in U.S. dollars.




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Mr. Mark Skapinker
October 11, 1999
Page 4


         9.       NOTICES, ACKNOWLEDGMENTS AND OTHER TERMS

         You are advised to consult with an attorney before signing this Agreement. By signing this Agreement, you acknowledge that you are doing so voluntarily. You also acknowledge that you are not relying on any representations by any representative of the Company concerning the meaning of any aspect of this Agreement.

         In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The law of Massachusetts will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement, without giving effect to the conflict of laws provisions of Massachusetts law. In the event that any provision or portion of a provision of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included. This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

         If you agree to these terms, please sign and date below and return this Agreement to the Company within the time limitation set forth above.



                                   Sincerely,


                                   SERVICESOFT TECHNOLOGIES INC.




                                   By: /s/ Chris Butler
                                       -----------------------------------------
                                       Name: Chris Butler
                                       Title: Chief Executive Officer


ACCEPTED AND AGREED:



/s/ Mark Skapinker                     October 12, 1999
----------------------------           -----------------------------------------
Mark Skapinker                         Date